EXHIBIT 99.1

                           School Specialty Inc.
               Valuation and Qualifying Accounts and Reserves
 The Fiscal Years Ended April 26, 1997, April 25, 1998 and April 24, 1999

                                 Balance      Charged    Charged
                                   at           to         to                                         Balance
                                Beginning    Costs and    Other                                     at End of
Description       Date          of Period     Expenses   Accounts    Deductions       Date            Period
Allowance for
doubtful
accounts        May 1, 1996     $ 202,000      27,000    243,000(b)   (1,000)(a)   April 26, 1997     471,000
                April 27, 1997    471,000     274,000    293,000(b) (322,000)(a)   April 25, 1998     716,000
                April 25, 1998    716,000     266,000  1,579,000(b) (327,000)(a)   April 24, 1999   2,234,000


Accumulated
amortization
of intangibles  May 1, 1996     2,817,000     566,000                 (59,000)(c)  April 26, 1997   3,324,000
                April 27, 1997  3,324,000   2,061,000                 (24,000)(c)  April 25, 1998   5,361,000
                April 25, 1998  5,361,000   4,656,000                (119,000)(c)  April 24, 1999   9,898,000
____________


(a)  Represents write-offs of uncollectable accounts receivable.
(b)  Allowance for doubtful accounts acquired in purchase acquisitions.
(c)  Represents (write-offs) / recoveries of fully amortized intangible assets.